EXHIBIT 23.1.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-87749) of AnswerThink Consulting Group, Inc. of our report dated February 8, 2000 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
March 9, 2000